CONSULTING AGREEMENT

This Consulting Agreement is made on this 19th day of November 2004.

                                     BETWEEN

Eric Richfield Majors, residing at
USA:  2N Cascade Suite 1100, Colorado Springs, Colorado:
SA: 3 Volute Circle, Sunset Beach, 7441

The above listed Consultant shall be referred to collectively hereafter as "Consultant" .

                                       AND

Maximum Dynamics, Inc., having its office at 2 North Cascade Avenue, Suite 1100, Colorado Springs, Colorado, 80903.

WHEREAS

         WHEREAS, CONSULTANT provide business development services for businesses and professionals in the IT, mobile commerce and financial services sector; and,

         WHEREAS, Company has engaged the services of CONSULTANTS;

         WHEREAS, Company desires to compensate CONSULTANTS for services;

         WHEREAS, CONSULTANTS desire to receive such compensation;


         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

DURATION

This agreement constitutes payments to CONSULTANTS for the period of October 1, 2004 through December 31, 2004.

FINANCIAL

CONSULTANTS shall be paid for services as set forth in Exhibit A. The fees to be paid shall be paid with shares of registered S-8 shares of Common Stock of Maximum Dynamics, Inc. and shall be priced at a twenty percent (20%) discount to today's bid of $0.06 per share. The number of shares and issued to each CONSULTANT as payment for services is set forth in Exhibit A.

BINDING

This Agreement and the certificates and other instruments delivered by or on behalf of the parties pursuant hereto constitute the entire agreement relating to the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto, as the case may be.

APPLICABLE LAW

This Agreement is made pursuant to, and will be governed by, and construed and enforced in accordance with, the laws of South Africa.

TERMINATION

If this agreement is terminated previous to January 19, 2005, then this agreement shall be terminated and deemed null and void for the party requesting termination.

ACCEPTED

FOR MAXIMUM DYNAMICS


BY:                        Signature:                    Date:



For CONSULTANT

BY:                        Signature:                    Date:

Eric Majors        /s/ Eric Majors                    Nov 30, 2004
                   -----------------------       -------------------------



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EXHIBIT A

The following sets forth the services to be rendered by each Consultant, the fees for such services and the number of S-8 shares to be issued as payment.

CONSULTANT                  SERVICES                          Fees      Shares
--------------------------- --------------------------- ----------- -----------
Eric Richfield Majors       CEO Maximum Dynamics           $41,379     862,069
--------------------------- --------------------------- ----------- -----------